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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Registration Statement on Form S-4 of Versicor Inc., of our report dated August 9, 2002 relating to the financial statements of Biosearch Italia S.p.A., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers SpA

/s/ Carlo de Vilas

Carlo de Vilas
(Partner)

Milan, Italy
November 4, 2002

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  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS